EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Number 333-183652) of our report dated March 27, 2018, on our audit of the financial statements of CreditRiskMonitor.com, Inc. as of December 31, 2017 and 2016 and for the years then ended.

/s/ CohnReznick LLP
Jericho, New York
March 27, 2018